Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Registration Statement on Form S-8 of our reports relating to the consolidated financial statements of Yelp Inc. and subsidiaries and the effectiveness of Yelp Inc. and subsidiaries’ internal control over financial reporting dated February 28, 2018, appearing in the Annual Report on Form 10-K of Yelp Inc. for the year ended December 31, 2017.

/s/ DELOITTE & TOUCHE LLP

San Francisco, CA
February 28, 2018